Exhibit 99.1

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

PREMIER EXHIBITIONS INC.

Moderator: Mark Sellers
April 9, 2015
10:00am CT

Operator:  Please stand by. Good morning and welcome to Premier Exhibitions Inc. Conference Call. Today’s conference is being recorded.

I’d like to remind everyone that the company will be making forward-looking statements on today’s call. And these forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties.

Although Premier Exhibitions believes that assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, the company can provide no assurance that any of the forward-looking statements will prove to be accurate.

In light of the significant uncertainties and risk inherent in the forward-looking statements included in this call, such information should not be regarded as a representation by Premier Exhibitions that its objective or plans will be achieved.

Included in these uncertainties and risks are among other things fluctuations and operating results, general economic conditions, uncertainties regarding financing alternatives, and competition.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Because they are forward-looking, such statements should be evaluated in light of important risks, factors, and uncertainties. These risks, factors, and uncertainties are more fully described in Premier Exhibitions’ most recent annual and quarterly reports filed with Securities and Exchange Commission included under the heading entitled “Risk Factors.”

Premier Exhibitions does not undertake any obligation to update publicly any of its forward-looking statements whether as a result of new information, future events, or otherwise accepted as required by law.

Please note that Premier Exhibitions intends to file with Securities and Exchange Commission a preliminary proxy statement in connection with the proposed business combination and will mail a definitive proxy statement and other relevant documents to its shareholders.

Premier Exhibitions’ shareholders and other interested persons are advised to read -- when available -- preliminary proxy statement and amendments thereto. And the definitive proxy statement in connection with the solicitation of proxies for the special meeting to be held to improve the business combination of these materials will contain important information about Premier Exhibitions Inc. and Dinoking Technology Incorporated and the proposed business combination.

And now I’d like to turn the conference over to Mark Sellers, Managing Member of Sellers Capital and Premier’s largest individual shareholder, and Mr. Michael Little, Interim Chief Executive Officer and President of Premier Exhibitions. Please go ahead sir.

Mark Sellers:  This is Mark Sellers. Good morning and thank you all for joining us on this important call. Before I go into the details of the transaction we announced last week, I want to give you all the background on what led up to this turn of events.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Six and a half years ago, in late 2008, with Premier’s stock price down more than 90% from its high, Sellers Capital launched a proxy solicitation against the incumbent board of directors. We won in a landslide vote and in January, 2009 installed our own board as well as a new CEO.

My goal as incoming Chairman was to win the Titanic court case and get title to the artifacts. I have promised shareholders in the proxy fight that if I were elected Chairman, I would never take a dime of compensation from Premier in any form -- no options, no cash, no director fees, no compensation of any kind. And I’ve kept my word on that.

Of course, I didn’t realize I’d still be heavily involved in Premier almost seven years later. No one is more disappointed in how things have turned out than I am. I lost a lot of my own money and as a shareholder alongside you, I feel your pain acutely.

Going back to where I was, in January 2009, the company was hemorrhaging cash and had mere weeks left before it would’ve run out. So our first job was to do a capital raise and save the company from bankruptcy. Unfortunately, this was Spring 2009 -- the worst time for any company to raise capital in recent history.

Financial markets had seized up and stocks were crashing. Sellers Capital had no alternative but to invest more of its own money to save this investment from going to zero. There was no other reasonable source of capital for Premier at that time, given that it didn’t yet have title to Titanic assets and its operations were losing money.

We polled many other large shareholders at the time, but no one else would or could step up. So my fund invested another $12 million into Premier. I thought that would take care of the capital problem once and for all and allow the company to resume its growth.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

After shoring up the balance sheet, job number two was to win the Titanic court case. We put most of our effort into doing that, and we ultimately were successful. I wish that were the end of this story.

But Premier frittered away the $12 million in new capital through a series of -- in hindsight -- mistakes. The reason is that none of the people running the company had or have a background in this industry. The CEO I had brought in was from the financial industry, as were most of the new directors I brought in and as am I.

In retrospect, that was a huge mistake I made. Financial guys can be very good at cutting costs and downsizing a company, but they aren’t good at growing an exhibition business. No matter which business school they have an MBA from or no matter how high their IQ, they don’t have a background in creative entrepreneurial endeavors. But at the time, we didn’t know what we didn’t know. And so we used the new capital to try and grow the operating business. We tried many growth initiatives but failed at many of them.

The Board decided to bring in a different CEO from the financial industry. Then Hurricane Sandy came and knocked out 30% of our EBITDA in one fell swoop by destroying our New York exhibition space.

And so we found ourselves back in the unenviable position of running out of capital again last year. We hadn’t been able to get a non-dilutive source of capital anywhere and neither could our bankers. Every deal we were offered came with high interest rates and dilution to shareholders.

Finally when we had all but given up hope, one of our board members, Sam Weiser, called in a personal favor and arranged for an emergency six month $8 million loan for the company. This was enough to stabilize Premier, but not enough to get our New York City location open.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

So we continued our search for capital to replace the Pentwater loan, plus an additional $5.5 million in new capital to open the Saturday Night Live Exhibition.

We explored many, many avenues for this and talked to many potential transaction partners. We negotiated for months with multiple parties, and the deal we announced last week is the best deal the company was offered.

Remember, Premier’s operations are losing money and has a multimillion dollar lease obligation in New York that it can’t fulfil without additional financing. People aren’t exactly tripping over themselves to finance us.

The exhibition business is much more complex than it seems on the surface. Merchandising, site selection, tour routing, marketing, PR, content licensing, set design, et cetera are all important elements for running a successful exhibition business.

A CEO with a purely financial background can’t do it, though they always think they can. This industry has humbled me quite a bit and caused me to assess my own weaknesses and what is needed to be successful. It requires someone with a history of success in the exhibition business, who understands nuances that can’t be quickly learned.

It’s like a successful interior designer trying to switch industries to run a bank after reading some public filings and doing some due diligence. They don’t know what they don’t know because they have no background in the industry.

What I’ve learned over my eight years being involved with this company is that accountants and financiers can’t run this business. It requires a creative entrepreneur who also possesses financial discipline, skin in the game industry experience. These are all essential for success in this very challenging industry.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

I believe that we finally found that person in Daoping Bao, Founder and CEO of Dinoking. As a result, I’m very excited about this transaction and for the first time in quite a while, excited about the future of this company.

Let me now go into an overview of the transaction we announced last week. We will be acquiring all of the shares of Dinoking for a total consideration of $6.4 million payable in Premier shares or shares exchangeable for Premier shares at transaction close.

We’ve also agreed to future contingent payments to Dinoking shareholders of up to $8.6 million, payable in either cash or stock if certain milestones are reached.

As part of the transaction an investor group will invest up to 13.5 million in Premier through an assumption of the existing Pentwater loan. As part of the assumption and assignment, the principle amount of the note was increased by $5.5 million and a conversion feature was added. The conversion is subject to approval by Premier shareholders.

The debentures carry an interest rate of 12% per annum. The conversion price of $4.48 per share which reflects a premium of 38.5% to our trailing 30-day trading price and 32.4% to our 60-day trailing trading price as of the date of the deal announcement, which was April 2.

And the notes and debentures mature on April 2, 2016.

With respect to the $13.5 million investment, we used $8 million to repay the existing Pentwater loan while the remaining $5.5 million balance will be used for general corporate purposes such as completing the development of our Saturday Night Live Exhibition and Premier Exhibitions Fifth Avenue, our state of the art exhibition and special events center located in New York City.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Upon the closing, Dinoking shareholders in the investor group will hold 47.0% of the outstanding Premier voting shares, subject to additional contingent payments, and will have the right to nominate four out of the seven board members. One of those four board members will be Mr. Bao, who will become the Executive Chairman, and the other three will be independent, highly qualified directors who can help the company achieve its growth and profitability objectives so we can maximize value to all shareholders.

Mr. Bao will also become President and Chief Executive Officer of the combined company.

The transaction has been approved by our Board of Directors and in addition all of our Directors and Executive Officers have entered into agreements to vote in favor of the transaction.

Of course, conversion of the debenture and the merger itself are subject to shareholder approval. We anticipate being able to close on the merger this coming August subject to other customary closing additions and have agreed to a $1 million breakup fee should the deal not be consummated.

So who is Daoping Bao, and what makes Dinoking Tech the right partner for Premier? Mr. Bao has founded a number of different companies throughout his career, including the leading animatronic manufacturing facility in Zigong, China. He’s also created businesses in the areas of film production, entertainment, and the arts.

In 2006 he founded Vancouver-based Dinoking, and with Mr. Bao as a creative visionary and CEO, had become one of the world’s leading dinosaur exhibition companies. Today, Dinoking owns and operates a large collection of animatronic dinosaurs, skeletons and fossils, and showcases various dinosaur and related exhibitions that are designed to entertain and educate its audiences.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Dinoking’s current operations consist of four principal brands -- Dinosaurs Alive!, Dinosaurs On Earth, Extreme Dinosaurs, and Xtreme BUGS!-- that are designed to provide turnkey solutions for exhibitors and venues related to production, staging, and marketing of indoor and outdoor exhibitions.

Dinoking also has two new exhibits in development -- Creatures of the Deep, and a state of the art Dinosaur attraction in Macau, China.

The company has a contract with Cedar Fair Entertainment for exhibitions at several of its North American parks, and has exhibited at numerous museums, science centers, and zoos, including Union Station Kansas City, Bishop Museum, Montreal Science Center, and Connecticut Science Center, among others.

Strategic benefits of the transaction include the following –
•
it further strengthens Premier’s leadership position as a leading global exhibition provider by combining a number of extremely successful evergreen brands that are well-placed to deliver future growth and profitability.

•	It broadens and diversifies our current brands and product offerings and increases our appeal to a wider audience with different types of exhibitions.
•
It leverages Dinoking’s existing infrastructure and relationships to expand its presence in China and elsewhere in Asia. We think the China opportunity is particularly exciting for the combined businesses. The current investment landscape in China with deals between Lionsgate, Hunan TV and the new investment fund formed between CITIC and Village Roadshow highlights that “content is king” in the Chinese marketplace.  Furthermore, with the Chinese government’s ongoing push for cultural content, over 4000 museums in China that need programming, we strongly believe the company will be well-positioned to take advantage of the opportunity to develop exhibitions for China.  In addition, our Creative Team led by John Norman has a proven track record of creating very successful exhibitions with historic artifacts -- such as Pompeii and King Tut. And we believe that the combined company will be well positioned to license unique and culturally significant content for exhibitions globally.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

•
The transaction also provides financing solutions to allow the company to focus on revenue growth and content diversification. Furthermore, with the core operating business properly capitalized, we believe that the company will now be in a position to properly evaluate and assess the most appropriate avenue to monetize the Titanic assets for the benefit of all shareholders.

•
The transaction also broadens our strong operational expertise with a combined management team with a track record who brings successful and innovative content to market. Mr. Bao has a strong record of creating and developing new content on time, under budget, and with built-in profitability and will bring this disciplined financial approach to the content creation of Premier.

Please note that the information I’m about to share with you is based on 2013 and 2014 audited financial statements for Dinoking, which all of these amounts are denominated in Canadian dollars.

In 2014, Dinoking recorded revenues of Canadian $11.1 million, which represented nearly 75% topline growth above the previous year’s revenue of Canadian 6.4 million. And gross profit rose to 9.5 million from 3.9 in the year before. This resulted in a gross profit margin of 85.2% last year, compared to 60.8% the year before. The principal driver for these large increases was a onetime $3 million revenue recognition associated with a restructuring of a significant agreement.

In addition the gross profit and gross margin for 2013 were artificially depressed due to certain startup costs associated with the installation of the Cedar Fair exhibits. EBITDA for 2014 was $7.2 million which represents a 63.9% EBITDA margin which again reflected substantial improvement from the previous year when the company generated a EBITDA of $1.2 million or 18.6% of revenue.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

So to conclude we're very excited with our announcement and believe that together we'll be able to leverage our combined brand portfolio to capitalize on the significant global opportunities inherent in this transaction. The transaction reflects a viable path forward for Premier and we believe this partnership will be beneficial for all of our stakeholders.

And now we would be happy to take your questions. I am joined by Mike Little, CEO of the company and (Larkin Fowler), financial advisor to the company who was intimately involved in negotiations and setting up these deals and ultimately the deal that we announced.

So operator we can take questions from the shareholders now.

Operator:  Thank you. To ask a question you can press *1 at this time. Please make sure that your mute function is turned off to allow your signal to reach our equipment.

Again that's *1 if you'd like to ask a question. We'll pause for a moment to give everybody an opportunity to signal.

We'll go first to Andrew Shapiro with Lawndale Capital Management.

Mark Sellers:  Hi Andrew.

Andrew Shapiro:  Hi gentlemen. Hi, good morning. I have several questions and I'll ask a few and I'll get back out into the queue and - but come back to me, all right?

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

So regarding the terms of the deal which I've been trying to pour through since you disclosed them only late last night -- I needed to find out what are the separate measures that Premier's board plans to present to the shareholders for approval?

Mark Sellers:  Larkin, do you have that answer handy?

Larkin Fowler:  Yes, so the three resolutions are approving and authorizing the amendment to Premier's Articles of Incorporation to create the Premier merger shares to be issued in connection with the merger.

Approving the issuance of the Premier shares under the merger upon the exchange of the exchangeable shares.

And the conversion of the conversion feature associated with the Pentwater note.

So essentially three things -- one the conversion feature and the Pentwater note at $4.48 a share.

And the authorization of the merger shares to be created with Exchangeco which is essentially Canadian tax structure that enables Dinoking to defer capital gains on the transaction so they're essentially issued a super voting Exchangeco share at transaction close.

And that at some point over the next five years they have the right to exchange that Exchangeco share into Premier shares. And that takes an amendment to the articles of incorporation so we have to have the shareholders vote on that as well.

Andrew Shapiro:  And so when we vote on the merger shares is it two votes, one for the contingency milestone shares and a separate vote for the $6.2 million, $6.4 million original purchase shares?

Larkin Fowler:  Correct. And you have to vote on the conversion feature in the Pentwater loan. Well...

Andrew Shapiro:  Right. They're all going to be on - basically you're going to have these measures all unbundled. Is that correct?

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Larkin Fowler:  Correct, correct.

Andrew Shapiro:  Okay. I know the board tied its hands with the no shop non solicitation deal protection for the Dinoking buyers. However the board has a fiduciary obligation to consider superior offers.

So what is the process for parties to submit offers with better terms?

Mark Sellers:  Larkin, let me handle that for a second. It's a good question Andy.

So obviously as the largest shareholder and I don't get paid any other way I would love to have a $50 an offer - a $50 a share offer for this company or, you know, but we have what we have right now on the table and it's the best deal that we have and we're excited about it. We have a good operator coming in.  It's a good deal for shareholders.

With that said yes we have a fiduciary duty. So just like any public company we would have to look at another offer if it was submitted. As far as the process for that, it's, you know, got to be an official offer.

We certainly aren't soliciting that from anyone. But, you know, the rules of board governance are that we need something official. And, you know, then the board obviously has to assess it, assess the credibility of the buyer, assess a lot of different aspects of it.

Andrew Shapiro:  Right. Now I read the 8-K summarizing the 178 page merger agreement that was just disclosed late last night and didn't get through all of that yet. And it includes this non solicitation and other language.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

But it's all language prohibiting Mark you and the board and officers from taking actions that could lead to a competing acquisition proposal for Premier. So my question now is does the language prohibit the board from obtaining or seeking less dilutive and more attractive debt financing?

Mark Sellers:  The language prohibits us from going out and seeking it.

Andrew Shapiro:  Okay.

Mark Sellers:  The language does not prohibit us from evaluating offers that come in unsolicited.

Andrew Shapiro:  Okay. And if you obtained and received less dilutive and more attractive debt financing while the merger deal got voted in and approved is that subject to the $1 million breakup fee?

Larkin Fowler:  Yes, it is.

Andrew Shapiro:  It is.

Larkin Fowler:  Yes.

Andrew Shapiro:  Part and parcel. Okay. I'm going to back out but I have many more questions about this breakup fee and other items, so please come back to me.

Mark Sellers:  Next call?

Operator:  Thank you. And we'll go next - all right we'll go next to Thomas Gleason, a private investor.

Thomas Gleason:  Hi Mark.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Mark Sellers:  Hi Thomas.

Thomas Gleason:  Just I'd like to get your thoughts on what the immediate dilutive effect is going to be on the per share price and that what your target is -- I realize this is very speculative -- but target for the share price by the end of the year.

Mark Sellers:  Okay. We'll have to answer the second question -- as a public company insider I can't even begin to answer that. I - even if I have my own thoughts on it I'm certainly not going to state that publicly. That's violating all sorts of different rules.

As far as the first question -- the dilution that the deal presents is 47% which means that Dinoking and its affiliates and its investors will own 47% of the shares of Premier and have four out of seven board members.

Premier shareholders will own 53%. Over time there are some additional milestones that would increase the dilution if those milestones are hit.

But in our analysis if those milestones are hit it's well worth it because they would be beneficial to the company. So but in the short term 47% dilution.

Thomas Gleason:  So you would expect the $4.48 price to decline by approximately that much?

Mark Sellers:  No. Well I don't know. I mean I don't know what the price is going to do. But $4.48 is the deal price. And that's not variable. So, you know, that's about all I can say about that.

Thomas Gleason:  Okay.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Mark Sellers:  Now that future payments based on those milestones that I mentioned are not set at $4.48. Those could be higher or possibly lower if things go wrong. But hopefully they'll be higher.

Thomas Gleason:  Okay. Okay thank you.

Mark Sellers:  Yes.

Operator:  Thank you. We'll go next to Mark Iseri, private investor.

Mark Iseri:  Hi Mark, this is Mark Iseri one of your investors in the Sellers Group.

Mark Sellers:  Hi.

Mark Iseri:  Wanted to ask - how are you? What does this mean for the investors in the Sellers Group? And the - with the dilution in the value of our partnership based on the price on December 31 compared to the price today?

Mark Sellers:  Sure. Well why don't we talk offline about that? You can call me right after this and I'll talk to you one on one. We've got all the shareholders of Premier on the call, many of whom are not in any way affiliated with Sellers Capital. So I...

Mark Iseri:  Okay.

Mark Sellers:  Talk about that offline. But you can just call me right after. You got - I think you probably have my number. But if not I'll send you an email.

Mark Iseri:  Okay thank you.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Mark Sellers:  Okay.

Operator:  Thank you. We'll go next to Susan Watson, private investor.

Susan Watson:  Hi I'm Susan Watson. I have some - a question that's a little bit off base here, but let me just ask it. At one point you had another agreement on this. What is the status of that? Was there a lawsuit filed against the company?

Mark Sellers:  I believe you're talking about the agreement that Sellers Capital had to sell its shares. That was last...

Susan Watson:  Yes, I think so.

Mark Sellers:  Yes that was...

Susan Watson:  Yes.

Mark Sellers:  Yes, that didn't work out at all in any way, shape or form. So that's another thing that I'd be happy to talk to you one on one about if you want to call me afterwards.

But Sellers Capital...

Susan Watson:  Okay. But there's not going to be any income coming - there's no further action on that, is that correct?

Mark Sellers:  Well why don’t' you talk to me afterwards and I'll...

Susan Watson:  Loss files.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Mark Sellers:  Okay. If you talk to me afterwards I can fill you in on all that.

Susan Watson:  Thanks. OKAY.

Mark Sellers:  Thanks.

Operator:  Thank you. We'll go next to David Kavrell with Monarch Bay.

David Kavrell:  Good morning gentlemen.

Male:  Hey David.

David Kavrell:  How does this get us closer to monetizing the Titanic?

Male:  Well the issue - the biggest issue we could have with monetizing the Titanic is that the company has been in financial straits for a while. And any potential buyer sensed desperation.

We've had to spend so much effort seeking capital that it's really affected our ability to go out and monetize those assets. And now that we've got the capital taken care of and put behind us and we can focus on the actual business we can spend a lot more effort, time and have a lot more credibility when we go seeking buyers and that.

And so we essentially have not been able to generate credible offers on the Titanic assets because of our financial condition. People - some people thought they could just wait for us to, you know, declare bankruptcy or something and maybe they'd be able to get them that way.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Now that we have stable footing and a good, strong financial partner we'll be able to go out with a lot more strength. And that's what we plan to do.

David Kavrell:  You recently paid for an appraisal from the Titanic that came in $218 million or something like that. Given that the fact that you're going to sell half this company for, you know, significantly less than that, how do you make those two things - equate those two issues.

Male:  Okay. Well 100% of 0 is 0, right. So had we not raised capital we would have had 100% of 0.

So we went out and raised an $8 million emergency loan from Pentwater that expired March 31. And as it was nearing expiration it was a public event - public filing so everyone knew that it was nearing expiration.

And it was very difficult to negotiate for replacement financing, investment capital to open our New York City location under those - under that scenario. And as someone as a lot of his own money and really wants the stock price to go up I feel comfortable that this is the best deal out of the many that we looked at, many of which were somewhat vulture-kind of offers.

This is the best deal that we looked at and this is the deal that I'm pretty excited about.

David Kavrell:  Okay. If I could talk about this deal for just a second. Is - the way I understand it from one of Andy's questions that the shareholders could approve part of this and not the other part.

So if - I mean the shareholders could approve the convertible financing but not the merger, is that correct or is that incorrect?

Mark Sellers:  Larkin, that is correct, right?

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Larkin Fowler:  So, yes, so you're going to be able to vote on two different things. One is the change in the articles of incorporation.

And two is the remainder of the transaction. And we will weigh out when we file our preliminary proxy statement exactly what you're going to - exactly what we're going to ask you to vote on and how we're going to ask you to do it. A negative vote on anything that we ask you, the shareholders to approve gives Dinoking the right to terminate the agreement and collect $1 million.

David Kavrell:  So either - so really if either one of those was not approved then the million-dollar breakup fee get paid to Dino? Right?

Larkin Fowler:  If Dinoking elects - yes. If Dinoking elects to terminate the agreement at that point.

David Kavrell:  All right. So they really are relatively joined at the hip. I mean, for all intents and purposes. Okay.

Larkin Fowler:  Yes.

David Kavrell:  All right. I might have a question again. But thank you.

Mark Sellers:  Okay. One other aspect I just want to highlight of this deal that I did already highlight but I’ll just reiterate it and that is that Dinoking has significant positive EBITDA. Premier does not at the current time. And so this is an accretive transaction in that respect. The amount of dilution that we have while significant comes with a significant amount of EBITDA to our bottom line. So we feel that we paid a pretty fair price for that EBITDA.

David Kavrell:  This is Dave again. But a lot of that EBITDA was a one-time event. Is that not right?

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

((cross-talk))

David Kavrell:  I didn’t - okay. Then maybe I didn’t understand the restructuring - the additional $3 million of EBITDA that came from a restructuring. So if - it might be helpful to all shareholders if we could actually see those numbers.

Mark Sellers:  Yes. I agree.

David Kavrell:  And that way we can have a better idea.

Mark Sellers:  I agree. We have a presentation that we’ll be filing publically that you’ll be able to look at and that will have more details.

David Kavrell:  Okay. All right thank you.

Operator:  Thank you. We’ll go next to Philip Kennan, Private Investor.

Philip Kennan:  Hi. Good morning gentlemen.

Mark Sellers:  Good morning.

Larkin Fowler:  Hello.

Philip Kennan:  Hi. My question kind of pairs with where you just left off there. In going forward if I were to assume maybe looking a year down the line if everything were to go well, the merger, everything goes through, I wanted to see if you have any idea of what the revenue would be like with the two companies together, assuming that the New York facility for Premier with Saturday Night Live is all funded and up and functioning and all of these other exhibits with Dinoking. I wanted to see if I can just get a grasp of the potential revenue and what the company would look like.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Mark Sellers:  Mike Little, do you want to try that one?

Mike Little:  Sure. So on an annual basis once New York comes online and where the company - the current book of business is adding the Dinoking revenue we would be looking at between $40 and $45 million of topline revenue.

Philip Kennan:  Okay and that’s just from adding Dinoking? Or I’m sorry was that with the Saturday Night Live?

Mike Little:  That’s adding Dinoking. That’s adding second, that’s having New York online with two exhibits in that space. One of them being Saturday Night Live....

Mark Sellers:  Yes and I should also add to that that Dinoking’s cost/revenue structure is different than Premier’s. It’s more success payments or ((inaudible)) payments as opposed to the high cost structure that Premier has in its exhibitions. So that’s why they have such high EBITDA margins so ((inaudible)) tell the whole story. We’re adding not a huge amount of revenue but we’re adding a lot of - or a fair amount of EBITDA because their margins are higher than ours.

Philip Kennan:  Okay, okay.   And I guess - I’m sure it’s probably too premature but if we were looking at 40, 45 any idea on I guess what that mixed would equate to with the margin?

Michael Little:  Yes. We’re not in a position to share that right now.

Philip Kennan:  Okay, okay. That’s fine. I appreciate it. Thank you.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Michael Little:  Thank you.

Operator:  Thank you we’ll go next to Hasan Haq, Private Investor.

Hasan Haq:  Hi. You mentioned, you know, 100% of zero if the capital raise doesn’t work out, if this deal doesn’t go through. Does that apply that you would not get any value for your Titanic assets in the case of a liquidation? How would those assets be treated in a bankruptcy or a liquidation if this deal doesn’t go through?

Mark Sellers:  Yes we’ve obviously looked at that and it doesn’t look good for us. Not because of the assets are worthless but because the Virginia Court who ruled on giving us title several years ago could present an impediment to that, could take them away from us. It’s unpredictable and unless there’s 100% certainty that we could go through bankruptcy and then, you know, we get the proceeds of a forced sale which there isn’t - we’re not going to even really entertain that idea. So it just, you know, it could’ve resulted in complete loss for all shareholders and it likely would have.

Hasan Haq:  Okay. Thank you.

Operator:  Thank you. We’ll go next to Ron Bernard, Private Investor.

Ron Bernard:  Hi Mark.

Mark Sellers:  Hey Ron. How are you doing?

Ron Bernard:  As a former director with operating and financial experience as well as a current investor I’d like to thank Mike Little and Larkin Fowler over the last nine months who’s taken this company to the point that it currently is. They’ve done a great job during a very difficult time and I personally appreciate that and I think other investors should as well. I think this is a good deal and I’m very happy we came to that. So I thank all of you.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Group:  Thanks Ron.

Mark Sellers:  Appreciate the kind words. Yes I also, I mean, Larkin as our consultant, just being paid a consulting fee has been an incredible value. He’s been by far the best consultant I’ve ever worked with. And he doesn’t get enough credit but he’s - this guy has really helped out Premier a lot and not asked for much from us. And he didn’t put me up to that. He didn’t know I was going to say it.

Let’s go to the next question.

Operator:  All right. We’ll take a follow up from Andrew Shapiro, Lawndale Capital Management.

Andrew Shapiro:  Hi. Thank you. I’ve heard two different stories here and I want to get clarification, maybe give you some guidance for your attorneys on this. Larkin just mentioned how there’d be a vote on the articles change to create the super-voting exchange stock and then there would be a separate vote on the merger and convertible note shares.

I don’t think those two could be together. The FCC’s clearly opined that matters in which shareholders could be expected to express a separate view should not be bundled into a single vote and should be presented in your proxy as separate votes. And it’s clearly our opinion and view that several of these matters in particular the approval of the convertible financing shares and the merger shares are two separate matters. So you guys should look into that and clarify what’s going to be on that proxy, okay?

Mark Sellers:  Thanks Andrew. Yes we will...

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Larkin Fowler:  Yes. Definitely I think we - I don’t - we agree with your point. I mean, it’s two separate matters.

Andrew Shapiro:  Well three, I mean, there’s three separate matters.

Larkin Fowler:  Sorry three, yes. Well the - without a doubt there’s a separate matter and when it comes to the vote of the articles of - the change to the articles of incorporation...And then on the second piece about the various other pieces of the transaction the contingent share payment, the merger with DU and the conversion feature, that - I don't know if that can be - I’m not an attorney. We haven’t filed our proxy yet but whether it will be bundled or whether it will be three separate votes, I don't know today. We...

Andrew Shapiro:  Well as I said the SEC pretty much opined on that after the case of Apple Computers. So I think you’re going to have to unbundle them. And we are of the position we want those unbundled and vote on those separately.

Regarding that in the voting on those separately you also mentioned that there’s a breakup fee associated if the shareholders didn’t approve the convertible financing. Yet when I read the convertible note it seems to call for the idea that if the shareholders didn’t approve the shares that the note would just become immediately due and payable at a 105, you know, with a prepayment penalty.

There was no other reference at all to a fee and I’m not sure how appropriate it is that there would be a fee attached to it. Can you point us to where in the documents there is a breakup fee attached to prepayment of or disapproval on those notes?

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Larkin Fowler:  Yes Andrew, let me get back to you on that.

Andrew Shapiro:  Okay. The million-dollar breakup fee for a $6.4 million merger is over 15% and that seems to be an excessive penalty extraordinarily precluding a truly superior proposal. Now even considering the value of the contingent success payments which raised this acquisition purchase price to 15 million bucks million-dollar breakup fee is almost 7% is still far about normal. Mark or Larkin, what justifies such an onerous barrier to higher bids?

Mark Sellers:  Well those - Mark, let me take that one. Negotiations. I mean, we tried to get it as low as we could. They started higher, we started much lower and we - it became kind of a deal point that would’ve been a deal killer had we not settled on what we settled on. So we settled on that amount so that we could get the deal done.

Andrew Shapiro:  Well I don't know, the courts look differently upon such high breakup fees. But if solely a competing acquisition is what triggers the million-dollar breakup fee it seems then that this excessive size of this penalty payment is unnecessarily coercive to shareholders to approve the merger as Mr. Kavrell kind of pointed out here.

Does the shareholder rejection of the proposed acquisition of Dinoking, it triggers the payment. Is that right? If we don’t vote for the deal they get the payment as well?

Larkin Fowler:  I’m sorry. I didn’t understand your question.

Andrew Shapiro:  In other words if we don’t vote for the deal they get the payments, not just if a superior proposal is agreed to.

Larkin Fowler:  Correct.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Andrew Shapiro:  Okay yes. So then I guess this is - I wanted to know why is it appropriate to have shareholders kind of like over a barrel with such a high breakup fee and faced with that coerciveness towards approving a deal.

Mark Sellers:  Well whether it’s appropriate or not I’m not going to opine. It was just what we were able to negotiate after going around and around and around about that issue.

Andrew Shapiro:  Okay. If the Titanic had this appraisal and it had the letter of intent on a deal at 180 but that fell apart and you had an earlier appraisal, I’m wondering is under Florida law will shareholders who oppose this transaction be afforded appraisal rights? And to what extent does the merger agreement address or is it impacted by the amount of shares that seek appraisal rights?

Mark Sellers:  That is a question that we’re going to definitely have to run by our counsel. We can’t even begin to answer that on this call. We’re not lawyers. But that’s a good question.

Andrew Shapiro:  I think - weren’t you - wasn’t the board of directors advised about this and that part and parcel the merger documented discussions?

Mark Sellers:  We were. We were but it’s something that we’re going to have to run by them again to refresh our memory and make sure that we know exactly what the issues are.

Andrew Shapiro:  Okay then let me ask you some questions here about this more sizable success payment agreement which is what can put this deal up at a $15 million price and also determine how much dilution the shareholders might suffer, which is why I asked whether or not the shareholder approval of shares associated with the contingence success payment agreement would be a separate matter, whereas we might buy off on Daoping Bao and your views of that type of person and a partner to be our new CEO and manager might be an acceptable situation, the terms of under which there’s a success payment agreement that you have here raises serious concerns for us.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

So the way we understand this success payment agreement that I read late last night with Daoping Bao and his Dinoking partner, they’re receiving a fixed dollar amount as opposed to a fixed share count for achieving future milestones. Is that correct?

Mark Sellers:  Correct.

Andrew Shapiro:  They also have the right to elect to receive cash or shares for this fixed dollar amount, right?

Mark Sellers:  Correct.

Larkin Fowler:  Yes.

Andrew Shapiro:  Okay. Now finally the calculation of how many shares to be issued in the future is a formula that is the -- and I emphasize this -- the lesser of a fixed price for a then 60-day trailing average price. Is that correct?

Larkin Fowler:  Yes.

Andrew Shapiro:  Okay. So doesn’t this formula then incentivize Dinoking and Daoping Bao and his partners who are proposed to be handed the keys to our kingdom here to want as low a premier stock price as possible.

Doesn't this formula incentivize that?

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Mark Sellers:  Well, that is why we put in caps on the price so that the if stock price rises dramatically, they're not penalized. They're - I mean, if the stock went down from here they would have...

Andrew Shapiro:  They get more shares.

Mark Sellers:  Yeah, but they'd also have large problems with their investors and...

Andrew Shapiro:  What do you mean large problems with their investors, we're cutting a contingent deal, we're giving them keys to the kingdom, they're going to have a greater ownership interest in this company than you've had all these years and held us over a barrel. They're going to have 47% of this company before the success payments and doesn't the calculation which gives them the lesser of a fixed price on the shares or a then 60-day trailing average incentives them for us to have a lower share price. How is this different than the notorious toxic convertible preferreds and convertible financings that you...

Mark Sellers:  It's a lot different Andrew. It's a lot different. First of all, I'm still going to be a significant shareholder and I'm still going to be on the board of directors so it's not like they're going to be able to do whatever they want with no oversight.

Second, Daoping himself has all of his personal net worth in this company and so he's also not going to want the shares to go down; third...

Andrew Shapiro:  Well, why not temporarily until he gets greater dilution Mark?

Mark Sellers:  Milestones are over a period of years and he would have to do them for a period of years, walk a tight rope by purposely keeping the stock price down while still being able to get shareholder approval, while still being able to not have the board overrule him on things and while still not being - not angering me, the largest outside shareholder, at his actions. So, there are a lot of protections to keep him from doing that but the most important is that the two guys with the biggest skin in the game, Daoping and me are both on the board.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Andrew Shapiro:  It just seems the stupid misalignment of interests. Why couldn't - shouldn't the calculation definition have at least been the higher of a fixed price or a trailing average trading price rather than the lesser? That would have eliminated this misalignment. That's all it had to be.

Larkin Fowler:  Yeah, well, Andy, as Mark said, I mean, this was a package negotiation around many points. Some positive, some negative, some meeting in the middle and this was the best deal that we could negotiate and we think it's a good deal.

Mark Sellers:  I've spent a lot of time with Daoping on the phone, in person, he's just not that type of person that would do that and it would take... Even if...

Andrew Shapiro:  If we're sitting here having seen value destroyed for so long we have to be - I hope you appreciate this, we have to be constructively a whole lot more cynical.

Mark Sellers:  I'm not saying we shouldn't be cynical Andy, what I'm saying is the value that's been destroyed in this company has been through mistakes of management but it's not been some nefarious plot to get the price down so that we could do this deal with Daoping years later. It's so...

Andrew Shapiro:  You know, it's a simple structuring, to use the word lesser creates a toxic preferred misalignment rather than just using, having been a higher fixed price or trailing average price, okay?

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Now, let's move on on these milestones because I have more questions to understand and criticize the milestone agreement. The Cedar Fair success payment test simply has a requirement of entering into an agreement for a minimum other amount as opposed to a date deadline for completion and collection of the milestone, is that correct?

Larkin Fowler:  Yeah.

Mark Sellers:  There's a minimum dollar amount.

Andrew Shapiro:  Yeah, so minimum dollar amount but it's just simply entering into an agreement rather than a completion or collection of the proceeds? Is that right?

Larkin Fowler:  Yes.

Andrew Shapiro:  Okay.

Larkin Fowler:  Yes.

Andrew Shapiro:  And the way that we understand the documents, the minimum dollar amount is only three million in revenue not even profit of the new or renewed business with Cedar Fair, is that right?

Larkin Fowler:  Yes.

Andrew Shapiro:  Okay. Now, if Dinoking is able to achieve that milestone of the $3 million in revenue, an agreement for $3 million in revenue, Daoping and his partner will receive $4.3 million worth depending on where our stock price is, the number of shares, but $4.3 million worth of our Premier stock. Is that right?

 PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Larkin Fowler:  Yes.

Andrew Shapiro:  So at the very least Premier can strike a deal with Cedar Fair for $3 million in revenue, okay, that doesn't even have to be profitable and Daoping would receive over $4 million in shares of what could be a very depressed stock price which obviously could be a terrible deal for Premiers independent shareholders.

That scenario could play out?

Mark Sellers:  Why would he want...

Andrew Shapiro:  ...it's not profitable.

Mike Little:  The board has to approve...

Larkin Fowler:  Well, Andy the board will have to approve all transactions and...

Andrew Shapiro:  Right, but the board is going to be composed of four members, Daoping and four, and three other, "independent directors," right?

Larkin Fowler:  Correct.

Andrew Shapiro:  Okay, who's going to appoint and select those independent directors and determine their real independence.

Mark Sellers:  ...this new board...

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Andrew Shapiro:  I could give you some names of some people that I think would be truly independent but that doesn’t matter, Daoping is going to name the people is he not?

Larkin Fowler:  Yeah, he has the right...

Mark Sellers:  He's going to name the people of the board - the board member, council will evaluate the people if they're not truly independent or if they don’t meet other requirements for being on a public company board then we have the right to reject them.

Andrew Shapiro:  Maybe Daoping if he's listening, would get more shareholder support if we could truly be comfortable that the new director nominees that would otherwise compose a majority of this board are truly independent and maybe take onto the board truly independent members nominated by other large shareholders rather than himself only.

Because I've already submitted to you the resume of someone that I think is truly independent and an outstanding turnaround professional, could be value-added onto this board, and I think he'd be a very good person to be part of Daoping's new independent slate.

Mark Sellers:  Well we've talked to you about that Andy, I appreciate you submitting his information and certainly something that Daoping will evaluate. We've talked to him about that and so that's going to be evaluated along with a lot of other candidates that we've been - that have been referred to us.

Andrew Shapiro:  Right. Now, as far as achieving the Macau milestones, the milestones are simply signing an agreement that pays $2.6 million in shares and then opening which pays another $1.7 million in shares, is that correct?

Mark Sellers:  Yes.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Andrew Shapiro:  Is there any sort of requirement that that deal also be profitable just like the renewal of a Cedar Fair agreement may or may not be profitable?

Larkin Fowler:  No, the terms are as the - as they are laid out in the success payment agreement.

Andrew Shapiro:  Okay. So, again, it seems that these milestones could incentivize our new partners to hold down the stock price in order to receive more shares, then strike deals that may or may not be profitable or good for other shareholders in order to receive even more shares; and at that point, Daoping and his partners would have a sizable majority of the outstanding shares of the company as well as a majority of our board with no substantive independent oversight and then could essentially do whatever they wanted to do with our Titanic and our other assets regardless of the benefits or harm to the shareholders?

Is there anything in this agreement that would prevent our clear concerns from becoming reality?

Mark Sellers:  Well, Andy, I appreciate you laying out the very worst case possible scenario, there's always a worst case scenario in any deal that you go into but in our judgment as board members, my judgment as the largest shareholder, that's not even close to what's going to happen.

Andrew Shapiro:  So why not build - why not have built in better protections for the shareholders... It would be a bigger impediment to that worst case scenario.

Mark Sellers:  The way that Daoping's company, the way that Dinoking recognizes revenue is that they figure out the cost in advance of what it will take to open an exhibition, they then go out and get the capital before they start building the exhibition, they don’t lay out the capital in advance.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Therefore when they sign something for $3 million in revenue it's inherently already going to be possible or they wouldn’t sign the agreement and the board will have the right to vote on that beforehand; we'll know whether it's going to be profitable in advance before the agreement is signed. So, the board is not going to - for many reasons one of which is fiduciary duties, second is I'm the largest shareholder and I'm on the board, we're not going to sign off on a $3 million contract that has cost in excess of $3 million.

Andrew Shapiro:  Okay. But you're one of the you're going to be one of the minority on that board.

Mark Sellers:  Well, in terms of the number of votes, yeah, but in terms of the shares...

Andrew Shapiro:  You're still a minority.

Mark Sellers:  I am but I have a significant veto rights because of that.

Andrew Shapiro:  How, how do you have any veto rights as a minority of the board and you're 30% diluted down in half 15% of the board, of the company, thereafter. How do you have any veto rights?

Mark Sellers:  Because I'm an insider, I'll know if he's trying to do that.

Andrew Shapiro:  Okay.

Larkin Fowler: Look Andy, the bottom line is that there are going to be six independent directors, they have a fiduciary obligation to all shareholders.

Andrew Shapiro:  I agree but if they don’t  ((cross talk)) fiduciary suit if we could structure the deal safely ahead of time.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

I mean, I'll give you an example what my eminent board of directors with your protection and your 30% here is - what is the reasoning behind a consulting agreement that gives Sam Weiser an incremental $300,000 for only six or less months of consultancy work that will - that is limited to no more than ten hours of month of work and reprices his options dilutively down to $4.48 a share while extending them to be more diluted for five additional years. He's already to receive over $300,000 in payments from his severance agreement. So why was this consulting agreement that pays him an egregious and excessive $5,000 or greater per hour necessary?

Mark Sellers:  Okay, Andy we're not to raise our voices or ((inaudible)) on this call, or I'm going to have to end your time on this call and you can speak to us later.

Now, let me address that question. Sam was instrumental, in fact was responsible for, saving us from bankruptcy by getting the Pentwater loan arranged through personal acquaintances. He also was able to negotiate with JP Morgan our former investment banker, to not charge us any fee on this transaction because they had not - they did no work on it but the tail was still in place and they could have tried to come after us for that and they signed off that they wouldn't and Sam negotiated that. So for that reason the board felt it was appropriate to give him a bonus for saving the company in the financial sense and that's what we did.

Andrew Shapiro:  Why didn't you guys just put that in the disclosure then? Why call it a consulting agreement when it was a payment for negotiating that savings?

Mark Sellers:  Well, he had a consultancy agreement that was set up in advance that would pay him in order to do all of this work by going out, trying to raise financing for us so we didn't have to pay an investment bank double fees to do it and he went out and did just that but it took him months and we just paid for his time.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Andrew Shapiro:  Well, that was his prior payment but he's getting an incremental $300,000 for six or less future months and no more than ten hours a month of work going forward with repriced options, five year extension and he gets $300,000 in payments from his prior severance agreement on top of that.

Mark Sellers:  The board thought it was appropriate. The prior severance agreement is what it is, it's...

Andrew Shapiro:  Understand...

Mark Sellers:  The board thought it was appropriate to give him a bonus for saving the company in this case which he did.

Andrew Shapiro:  I thought that would be what he was being paid to do prior to that too because he was being paid throughout these months as you mentioned.

Mark Sellers:  He was being paid to go out and try to do it and when he did we gave him a bonus.

Andrew Shapiro:  I'll go back out in the queue, I'm sure there's others with additional questions.

Operator:  Thank you. We'll go next to Tom Olander, private investor.

Tom Olander:  Yes, Mark, I understand Shapiro's concerns. But notwithstanding those issues, I want you to know how much I appreciate your dedication to the company. I'm a longtime shareholder. And I know you've been through hell in recent years, and we really do appreciate that.

Mark Sellers:  Thanks. I didn't come on this call to try and gain sympathy from people. I've made a lot of mistakes along the way.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Tom Olander:  No, no. I don't expect - no, I understand that completely. But you have been dedicated. You've done everything you could, and we do appreciate it.

Mark Sellers:  Yeah, I just wish I could go back and do it over now. That's true of a lot of things in life.

Tom Olander:  We're all in that situation.

Mark Sellers:  Okay, well thank you so much. Appreciate...

Tom Olander:  You're very welcome.

Operator:  And thank you. We'll go next to David Kavrell, Monarch Bay.

David Kavrell:  Thanks, guys. Just a quick question about the note, and maybe you answered it and I missed it. But the agreement seems to call for an automatic conversion when the shareholders approve it - approve the debt financing. And this will occur - it's nobody's option, right? Dino doesn't have the option. If the stock is trading at a dollar, it still converts into equity at $4.48. Is that correct?

Mike Little:  Yes, that's correct. There is no...

David Kavrell:  Nobody has an option, right? It's not a - they couldn't decide not to convert it, and just keep it as a senior note of the company.

Mike Little:  Larkin, can they just not convert, if they choose not to?

Larkin Fowler:  No, I do not believe they can. But I need to reread that section quickly.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Mark Sellers:  If they don't want to convert, we're happy to not have them convert, you know, probably, given the, you know...

David Kavrell:  Well, yeah, I mean, listen. Everybody's talking about, you know, that because the stock has done well, because a lot of people, I think, we’re sitting around waiting for it to go VK. And so we're all assuming that it's going to do better. But if it doesn't, and the stock goes down for whatever reason, could they just not convert?

Well once the shareholders - it reads right now when the shareholders approve the issuance, it calls for an automatic conversion, the way I read it. So just to Larkin, could you just answer that later on when you see the answer? I don't have to - you know, I don't have to wait and take up question time, because it's very exciting listening to all the questions. Okay, thank you.

Operator:  Thank you. We'll go next to Paul Misleh, Fortis Capital Management.

Paul Misleh:  Thank you. This is a question on - before the vote comes up, will you guys be filing the forecasted estimates for what the combined company actually looks like? Can we get a feel for what this business is prior to voting?

Mark Sellers:  Larkin? ((Inaudible)).

Larkin Fowler:  Yes, we will file all required information in the proxy.

Paul Misleh:  Okay, and then when you say all combined, that means combined - we'll have a feel for revenue, EBITDA, et cetera? Is that required?

Larkin Fowler:  Yes, we are required to file pro forma results in the proxy.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Mike Little:  On past earnings.

Paul Misleh:  All right, thank you.

Operator:  Thank you. We'll take another follow-up from Andrew Shapiro, Lawndale Capital Management.

Andrew Shapiro:  Hi. I gave you - I had asked about the doomsday scenario, the bad scenario. Let's just do another scenario, which is the wildly optimistic scenario. You get a bid tomorrow for $100 million for the Titanic. Stock price is going to go way up, okay?

When I read the note, based on that higher stock price or other reasons, you're able to raise money. And you get $13.5 million thrown at you on more favorable terms. Actually call it $15 million. When I read the note, it seems to say that you have the right to pre-pay that note at 105. And it seems like that's all that's associated with it.

Now clearly we vote down the deal for Dinoking's merger, there's a $1 million breakup fee. But if we just chose to - if the company and its three board members – you- Mark, and the two other guys there now -- chose to pay off that note, is it simply that you pay (105) and the note's gone, and all that dilution is gone?

Mark Sellers:  Larkin, you're going to have to help me out on this one.

Larkin Fowler:  Yeah, I'm sorry. Andy, can you repeat the question, please?

Andrew Shapiro:  If, for whatever reason, we get - the company has available to it, call it, $15 million of cash -- some windfall occurred and you have $15 million available. You currently have a convertible note that, when and if the shareholders approve conversion, is going to chew up 37% of our equity. But this note, as I read it, has a pre-payment penalty of 5% for, you know, in the next six months. It's a nice little bump on top of the 12% yield- they have a pre-payment penalty, but it doesn't seem like there's anything else attached to it, and that you have the right to pre-pay this note and take it out. Is there any other cost or other things associated? Or am I reading this correctly?

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Larkin Fowler:  Yeah, I believe that is correct.

Andrew Shapiro:  So if the note's gone, it's pre-paid, there's no need to vote down the issuance of shares -- as a separate matter, by the way -- on your proxy. Then all it was was a costly but short-term financing, and it's taken out. And your new source of capital may or may not require a shareholder vote for convertibility, like, for example, your stock goes to 10, and someone's willing to give you a convertible note at an $8.00 a share conversion, or $9.00 share conversion just for simple math, half the dilution of the current convertible note. And you pay off this note at (105). Is that scenario feasible and available? And does that scenario also involve a $1 million breakup fee? It ought not to, but I don't see that anywhere in the debt document.

Larkin Fowler:  Andy, what I don't know the answer to the question is if we pre-pay the note before the shareholder vote, does the note then come out of the - I guess it would come out of the - I don't know...

Andrew Shapiro:  I don't think the proxy would be approving issuance of shares to some other financing group that has a less dilutive convertible debt.

Larkin Fowler:  Right. But what I don't know the answer to is by pre-paying the note and replacing the note with new financing, if that is a no-vote on the entire transaction as drafted. I'll have to ask the attorneys. I don't know the answer to that question.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Andrew Shapiro:  Okay, well I think this is all getting back to the whole SEC, CD&I guidance on bundling. So let us know about that, please, because as you know, there could be a less dilutive financing source for the debt piece of this company, notwithstanding Daoping Bao's management acumen and the Dinoking merger.

Larkin Fowler:  We will look into that for sure, Andy. Andy, can we ask you to talk - if you have further questions, and it sounds like you do, could you talk to us after this call, and we'll be happy to answer any other questions you have? You've taken up a lot of time and, you know, people don't have all day for the call. So we'll be happy to answer further questions that you have.

Andrew Shapiro:  I'm just trying to get this all out on a Reg FD compliant environment, which your call is, and your private offline calls with your investors are not.

Mike Little:  Sure, we've given you a lot of time.

Andrew Shapiro:  Well, you know, you ought to.

Mark Sellers:  And we have.

Andrew Shapiro:  I backed out of the queue, you know. The fact that I was called on again means no one else was there. I'll back out again. You know, anyone else can ask questions.

Operator:  Thank you. We'll take our next question from Mario Rodriguez, private investor.

Mario Rodriguez:  Hello, gentlemen.

Mike Little:  Hey, Mario.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Mark Sellers:  Hello, Mario.

Larkin Fowler:  Hello.

Mario Rodriguez:  Yes. I would like Andy to keep asking questions, please. I think it's a lack of respect to all shareholders that you're not giving someone the time to ask all of the pertinent questions Andy is asking. And this transaction involves millions of dollars, and we should all listen to what Andy's are about. So, please, could you continue with him?

Mark Sellers:  Well we certainly appreciate your sentiment. We just want to make sure everybody has a chance to listen to the entire call, and also ask questions if they want. So we don't want one shareholder dominating the entire call. That said...

Mario Rodriguez:  I don't think that's the case at all, Mark.

Mark Sellers:  Well that said, we'll continue to take questions from Andy if he's got further questions. I'm happy that he was able to hold off and let some other people get in first.

Mario Rodriguez:  Okay, thank you.

Operator:  As a reminder, it is *1 for questions. Again, *1 if you'd like to ask a question. Please make sure that your mute function is turned off to allow your signal to reach our equipment. *1 for any additional questions. All right, we'll go back to a follow-up from Andrew Shapiro with Lawndale Capital Management.

Andrew Shapiro:  Hi. Can you explain to us the reason for the super-voting class of shares? And would shareholders failing to approve the issuance and creating of the super-voting class of shares - would the failure to approve that item trigger the $1 million breakup fee?

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

Larkin Fowler:  Yes. And as I mentioned earlier...

Andrew Shapiro:  So it's for a tax deferral reason.

Larkin Fowler:  It's for a tax deferral.

Andrew Shapiro:  But if we voted down the super-voting class of shares but approved the merger, and even approved the convertible debt issuance, the fact that we voted down their tax benefit would also trigger a $1 million breakup fee?

Larkin Fowler:  Yes.

Andrew Shapiro:  Amazing. Okay. You know what? I'm left speechless for now, after all of this. And we have to pour through this merger document, which again I admit, 178 pages, we did not get through last night, trying to pour through the other summary documents first.

Mark Sellers:  Andrew, thanks for the excellent questions. So we'll go ahead and wrap this up. This is Mark Sellers. I just want to say a couple last things. First, I appreciate everybody taking the time to be on this call. I appreciate your patience as the Board and the Company has worked through this difficult period.

And as I mentioned at the beginning, I'm in the same boat as you financially speaking. I just see it from the inside, and it's not really any better on the inside as it is from where you're standing. The same amount of money, on a percentage basis, is going out of my portfolio. And I'm not happy about it.

PREMIER EXHIBITIONS INC.
Moderator: Mark Sellers
04-09-15/10:00am CT
Confirmation # 5798810

That said, as I mentioned earlier, 100% of zero is zero, and we had a loan that was maturing. We were negotiating with several parties, but when your back's up against the wall like that, you don't always get every term that you want.

And so, Andrew, while I appreciate your concerns about the deal, and I appreciate all the points you made, and many of them are good ones, it wasn't like we negotiated this without our backs up against the wall. So we took what we could get.

I feel it's a great deal, and I'm very impressed with Daoping. Is it the deal that everybody wanted -- sell the Titanic for $250 million, everybody gets cash out and no dilution? No. That's what I wanted when I first got involved in this company. It's not happening that way. But it's not for lack of trying, and it's not for any other reason than we ran out of money.

And with that, I'm going to end the call. Thank you everybody for taking the time to listen.

Mike Little:  Thank you.

Operator:  And, ladies and gentlemen, thank you for your participation. This will conclude today's conference.

END